ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.

                              ARTICLES OF AMENDMENT

     AllianceBernstein Variable Products Series Fund, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended by changing the designations of the Corporation's Portfolios to the designations listed below:

Designation                               New Designation
-----------                               ---------------
AllianceBernstein Premier                 AllianceBernstein Large Cap
   Growth Portfolio                          Growth Portfolio

AllianceBernstein Technology              AllianceBernstein Global
   Portfolio                                 Technology Portfolio

AllianceBernstein Small Cap               AllianceBernstein Small/Mid
   Value Portfolio                           Cap Value Portfolio

     SECOND: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     THIRD: This amendment to the charter of the Corporation will be effective on May 2, 2005, as permitted by Section 2-610.1 of the Maryland General Corporation Law.

     IN WITNESS WHEREOF, AllianceBernstein Variable Products Series Fund, Inc., has caused these Articles of Amendment to be executed in its name and on its behalf by Marc O. Mayer, President of the Corporation, and witnessed by Andrew
L. Gangolf, the Assistant Secretary of the Corporation, this 8th day of April, 2005. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.
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                                    ALLIANCEBERNSTEIN VARIABLE PRODUCTS
                                    SERIES FUND, INC.

                                    By: /s/ Marc O. Mayer
                                        -----------------
                                            Marc O. Mayer
                                            President

WITNESS:

/s/ Andrew L. Gangolf
---------------------
    Andrew L. Gangolf
    Assistant Secretary

00250.0292 #563119